UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2024

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Marriott Dr.

Lincolnshire, IL 60069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2024, Brent L. Moody, the President of Camping World Holdings, Inc. (together with its subsidiaries, the “Company”), notified the Company of his planned retirement effective as of December 31, 2024 and his resignation as President of the Company, effective July 1, 2024 (the “Effective Date”), at which time Mr. Moody will transition to a role of Senior Advisor. He will continue to serve on the Company’s Board of Directors (the “Board”).

In connection with his transition to the role of Senior Advisor, the Company expects to enter into an amended and restated employment agreement with Mr. Moody with a term through December 31, 2024, which will supersede and replace his prior employment agreement effective as of the Effective Date. The agreement amends the terms of Mr. Moody’s employment to provide that Mr. Moody will be eligible for an incentive bonus equal to 0.125% (instead of 0.28%) of consolidated Adjusted EBITDA for the period from July 1, 2024 to December 31, 2024. In addition, provided that the amended and restated employment agreement has not been terminated prior to December 31, 2024, any outstanding unvested restricted stock units held by Mr. Moody will accelerate and vest as of such date.

In connection with Mr. Moody’s retirement, on June 1, 2024, the Board appointed Matthew D. Wagner, the Company’s Chief Operating Officer, as President of the Company, as of the Effective Date. Mr. Wagner will continue to serve as the Company’s principal operating officer. Mr. Wagner, age 39, has served as the Company’s Chief Operating Officer since January 2023. Mr. Wagner previously served as Executive Vice President from August 2019 to December 2022, and Senior Vice President, Sales, Marketing, and Corporate Development, from December 2018 to August 2019, and the Vice President of Inventory Operations for FreedomRoads, LLC from May 2016 to December 2018. Mr. Wagner joined the Company in 2007 as an inventory analyst. Mr. Wagner received a B.S. degree in Finance and Operations and Supply Chain from Marquette University.

In connection with his appointment as the Company’s President, the Company expects to enter into an amended and restated employment agreement with Mr. Wagner, which will supersede and replace his prior employment agreement as of the Effective Date. The material changes under the amended and restated employment agreement are as follows: (i) the term of the agreement is extended to December 31, 2028, with automatic one-year renewal unless either party provides at least 90 days’ prior written notice of non-renewal; (ii) Mr. Wagner’s annual incentive bonus will increase to 0.175% of consolidated Adjusted EBITDA; (iii) Mr. Wagner will be granted an award of 100,000 restricted stock units under the Camping World Holdings, Inc. 2016 Incentive Award Plan (the “2016 Plan”) on the Effective Date, which will vest in five equal annual installments, commencing on August 15, 2025 and on each of the four anniversaries of such date thereafter, subject to his continued service through the applicable vesting dates; (iv) Mr. Wagner will be entitled to the use of a Company owned vehicle; (v) expanded the definition of a “material default” of the employment agreement to include certain actions or failures by an acquiring company in connection with a Change in Control (as defined in the 2016 Plan); and (vi) any outstanding restricted stock units held by Mr. Wagner will accelerate and vest in the event of his termination due to death or disability, by the Company without cause or by Mr. Wagner due to a material default of his employment agreement (that remains uncured beyond the 10 day cure period).

Additionally, on June 1, 2024, Karin L. Bell, the Company’s Chief Financial Officer, notified the Company of her planned retirement effective upon the date which the Company files its Annual Report on Form 10-K for the year ended December 31, 2024 (the “10-K Filing Date”) and her resignation as Chief Financial Officer and principal financial officer of the Company, effective as of the Effective Date, at which time Ms. Bell will transition to a role of Senior Advisor.

In connection with her transition to the role of Senior Advisor, the Company expects to enter into an amended and restated employment agreement with Ms. Bell, which will supersede and replace her prior employment agreement as of the Effective Date. The material changes under the amended and restated employment agreement are as follows: (i) the term of the agreement will cease upon the 10-K Filing Date, (ii) Ms. Bell will receive a bonus of $100,000 within ten days following the 10-K Filing Date, subject to her continued employment through such date, (iii) within ten days of the Effective Date, Ms. Bell will receive an amount equal to her target annual bonus for 2024, prorated based on the number of days Ms. Bell was employed as the Company’s Chief Financial Officer during such year, and (iv) provided that the amended and restated employment agreement has not been terminated prior to the 10-K Filing Date, any outstanding unvested restricted stock units held by Ms. Bell will accelerate and vest as of such date and Ms. Bell will be entitled to receive Company-paid COBRA benefits for a period of eighteen (18) months following the 10-K Filing Date for Ms. Bell and any dependents covered immediately prior to the 10-K Filing Date.

In connection with Ms. Bell’s retirement, on June 1, 2024, the Board appointed Thomas E. Kirn, the Company’s Chief Accounting Officer, as Chief Financial Officer and principal financial officer of the Company, effective as of the Effective Date. Mr. Kirn will continue to serve as the Company’s principal accounting officer. Mr. Kirn, age 37, has served as the Company’s Chief Accounting Officer since September 2020. Mr. Kirn joined the Company in September 2019 as the Chief Financial Officer for FreedomRoads, LLC, an indirect subsidiary of the Company. Prior to joining FreedomRoads, Mr. Kirn held various roles at Ernst & Young, LLP from 2009 to 2019. Mr. Kirn holds a B.A. in Accounting and a B.A. in Hispanic Studies from Illinois Wesleyan University.

In connection with his appointment as the Company’s Chief Financial Officer, the Company expects to enter into an amended and restated employment agreement with Mr. Kirn, which will supersede and replace his prior employment agreement as of the Effective Date. The material changes under the amended and restated employment agreement are as follows: (i) the term of the agreement is extended to June 30, 2028; (ii) Mr. Kirn’s annual base salary will increase to a rate of $400,000 per year; (iii) Mr. Kirn will be eligible to earn an annual incentive bonus with a target opportunity of 200% of his base salary; (iv) Mr. Kirn will be granted an award of 100,000 restricted stock units under the 2016 Plan on the Effective Date, which will vest in five equal annual installments, commencing on August 15, 2025 and on each of the four anniversaries of such date thereafter, subject to his continued service through the applicable vesting dates; (v) expanded the definition of a “material default” of the employment agreement to include certain actions or failures by an acquiring company in connection with a Change in Control (as defined in the 2016 Plan); and (vi) any outstanding restricted stock units held by Mr. Kirn will accelerate and vest in the event of his termination due to death or disability, by the Company without cause or by Mr. Kirn due to a material default of his employment agreement (that remains uncured beyond the 10 day cure period).

In addition, the Company expects to enter into an amended and restated employment agreement with Lindsey Christen, the Company’s Chief Administrative and Legal Officer, which will supersede and replace her prior employment agreement as of the Effective Date. The material changes under the amended and restated employment agreement are as follows: (i) the term of the agreement is extended to May 1, 2028; (ii) Ms. Christen will be granted an award of 100,000 restricted stock units under the 2016 Plan on the Effective Date, which will vest in five equal annual installments, commencing on August 15, 2025 and on each of the four anniversaries of such date thereafter, subject to her continued service through the applicable vesting dates; (iii) expanded the definition of a “material default” of the employment agreement to include certain actions or failures by an acquiring company in connection with a Change in Control (as defined in the 2016 Plan); and (iv) any outstanding restricted stock units held by Ms. Christen will accelerate and vest in the event of her termination due to death or disability, by the Company without cause or by Ms. Christen due to a material default of her employment agreement (that remains uncured beyond the 10 day cure period).

Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about anticipated compensation arrangements with Mr. Moody, Mr. Wagner, Ms. Bell, Mr. Kirn, Ms. Christen and future board and management service. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2023 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Lindsey J. Christen
Name:	Lindsey J. Christen
Title:	Chief Administrative and Legal Officer

Date: June 4, 2024